DISCOVERY PERFORMANCE EQUITY PROGRAM

NONQUALIFIED STOCK OPTION GRANT AGREEMENT FOR EMPLOYEES

     Discovery Communications, Inc. (the “Company”) has granted you an option (the “Option”) under the Discovery Communications, Inc. 2005 Incentive Plan (As Amended and Restated) (the “Plan”). The Company’s general program to offer equity and equity-type awards to eligible employees is referred to as the “Performance Equity Program” (or “PEP”). The Option lets you purchase a specified number (the “Option Shares”) of shares of the Company’s Series A common stock, at a specified price per share (the “Grant Price”).

     The individualized communication you received (the “Cover Letter”) provides the details for your Option. It specifies the number of Option Shares, the Grant Price, the Date of Grant, the schedule for exercisability, and the latest date the Option will expire (the “Term Expiration Date”).

The Option is subject in all respects to the applicable provisions of the Plan. This Grant

Agreement does not cover all of the rules that apply to the Option under the Plan; please refer to the Plan document. Capitalized terms are defined either further below in this grant agreement (the “Grant Agreement”) or in the Plan. If you are located in a country other than the United States, you are also receiving an International Addendum to this Grant Agreement (the “International Addendum”). You are required to sign a copy of the International Addendum in addition to accepting this Grant Agreement electronically. The International Addendum is incorporated into the Grant Agreement by reference and supplements the terms of this Grant Agreement and future grants to you under the Plan.

The Plan document is available on the Fidelity website. The Prospectus for the Plan, the Company’s S-8, Annual Report on Form 10-K, and other filings the Company makes with the Securities and Exchange Commission are available for your review on the Company’s web site. You may also obtain paper copies of these documents upon request to the Company’s HR department.

Neither the Company nor anyone else is making any representations or promises regarding the duration of your service, exercisability of the Option, the value of the Company's stock or of this Option, or the Company's prospects. The Company is not providing any advice regarding tax consequences to you or regarding your decisions regarding the Option; you agree to rely only upon your own personal advisors.

NO ONE MAY SELL, TRANSFER, OR DISTRIBUTE THE OPTION OR THE SECURITIES THAT MAY BE PURCHASED UPON EXERCISING THE OPTION WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO DISCOVERY COMMUNICATIONS, INC. OR OTHER INFORMATION AND

REPRESENTATIONS SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

In addition to the Plan’s terms and restrictions, the following terms and restrictions apply:

Option	While your Option remains in effect under the Option Expiration section, you
Exercisability	may exercise any exercisable portions of the Option (and buy the Option Shares)
under the timing rules of this section.

The Option will become exercisable on the schedule provided in the Cover Letter to this Grant Agreement, assuming you remain employed (or serve as a member of the Company’s board of directors) through each Exercisability Date. Any fractional shares will be carried forward to the following Exercisability Date, unless the Committee selects a different treatment. For purposes of this Grant
Agreement, employment with the Company will include employment with any
Subsidiary whose employees are then eligible to receive Awards under the Plan
(provided that a later transfer of employment to an ineligible Subsidiary will not terminate employment unless the Committee determines otherwise).

Exercisability will accelerate fully on your Retirement, or, while employed, your
Disability or death. If the Company terminates your employment without Cause during a calendar year before the Option is fully exercisable, the Option shall remain or become exercisable as though you remained working through any
Exercisability Dates occurring during the 90 days after the date of termination.
(“Cause” has the meaning provided in Section 11.2(b) of the Plan. “Retirement”
means your employment ends for any reason other than Cause at a point at which you are at least age 60 and have been employed by the Company, any of its subsidiaries, or Discovery Communications, LLC for at least five years, where your period of service is determined using the Company’s Prior Employment
Service Policy or a successor policy chosen by the Committee. Acceleration upon Retirement does not apply in countries subject to the EU Directive on
Discrimination.)

Change in	Notwithstanding the Plan’s provisions, if an Approved Transaction,
Control	Control Purchase, or Board Change (each a “Change in Control”)
occurs while you remain employed by the Company, the Option will only have accelerated exercisability as a result of the Change in Control if
(i) within 12 months after the Change in Control, (x) your employment is terminated without Cause or (y) you resign for Good Reason and (ii) with respect to any Approved Transaction, the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date.

“Good Reason” has the meaning provided in your employment
agreement with the Company or, if no such agreement is in effect after a
Change in Control, any of the following events without your consent and as measured against the status in effect at the Change in Control (unless you have subsequently consented to a different status): (a) a required relocation of your principal place of employment that results in an increase in commuting distance of at least 50 miles, (b) a job level reduction of at least two levels, or (c) a reduction in base salary, provided however, that you must provide the Company with written notice of the existence of the event constituting Good Reason within 45 days of your knowledge of any such event having occurred and allow the Company
30 days to cure the same. If the Company so cures the change, you will not have a basis for terminating your employment for Good Reason with respect to such cured change. If such event is not cured within such
30 day period, you may make your resignation effective at the end of such 30 day period. Unless the Committee determines otherwise, Good
Reason provides an acceleration only for resignations during the
12 month period following a Change in Control.

The Committee reserves its ability under Section 11.1(b) of the Plan to vary this treatment if the Committee determines there is an equitable substitution or replacement award in connection with a Change in
Control.

Option Expiration	The Option will expire no later than the close of business on the Term Expiration
Date. Unexercisable portions of the Option expire immediately when you cease to be employed (unless you are concurrently remaining or becoming a member of the Board). If the Company terminates your employment for Cause, the
Option will immediately expire without regard to whether it is then exercisable.

Exercisable portions of the Option remain exercisable until the first to occur of the following (the “Final Exercise Date”), each as defined further in the Plan or the
Grant Agreement:

·	The 30 th day after your employment (or directorship) ends if you resign other than on Retirement (except as extended below on death)

·	The 90 th day after your employment (or directorship) ends if the Company terminates your employment without Cause (even if then eligible for Retirement, except as the Committee otherwise provides, and except as extended below on death)

·	For death, Disability, or Retirement, the first anniversary of the date employment ends

·	The Term Expiration Date

If you die during the 30 or 90 day period after your employment ends (on a termination without Cause or a resignation), the period for exercise will be extended until the first anniversary of the date your employment ended, subject to the Term Expiration Date, and the extended date will be the Final Exercise
Date.

The Committee can override the expiration provisions of this Grant Agreement.

Automatic Exercise	At close of business on the Final Exercise Date, if the Exercise Spread Test is
met, the Option will be automatically exercised using the “net exercise” method described below, without regard to the notice requirement and with additional shares retained for purposes of satisfying the minimum applicable tax withholdings (the “Automatic Exercise”). The Option satisfies the “Exercise
Spread Test” if the per share spread between the closing price of the Company’s
Series A common stock and the Grant Price (the “Exercise Spread”) on the
Final Exercise Date is at least one dollar. If the Exercise Spread Test is not satisfied, the unexercised portions of the Option will expire as of close of business on the Final Exercise Date.

For avoidance of doubt, you may exercise any exercisable portion of the Option prior to the time of an Automatic Exercise and no portion of the Option may or will be exercised at or after your termination for Cause.

The Automatic Exercise procedure is provided as a convenience and as a protection against inadvertent expiration of an Option. Because any exercise of an Option is normally your responsibility, you hereby waive any claims against the Company or any of its employees or agents if an Automatic Exercise does not occur for any reason and the Option expires.

Method of	Subject to this Grant Agreement and the Plan, and other than for portions of the
Exercise and	Option that are automatically exercised as described in the Automatic Exercise
Payment for	section, you may exercise the Option only by providing a written notice (or notice
Shares	through another previously approved method, which could include a web-based or voice- or e-mail system) to the Secretary of the Company or to whomever the
Committee designates, received on or before the date the Option expires. Each such notice must satisfy whatever then-current procedures apply to that Option and must contain such representations (statements from you about your situation) as the Company requires. You must, at the same time, pay the Grant
Price using one or more of the following methods:

Cash/Check	cash or check in the amount of the Grant Price payable to the order of the Company;

Cashless	an approved cashless exercise method, including directing the Company
Exercise	to send the stock certificates (or other acceptable evidence of ownership)
to be issued under the Option to a licensed broker acceptable to the
Company as your agent in exchange for the broker’s tendering to the
Company cash (or acceptable cash equivalents) equal to the Grant Price and, if you so elect, any required tax withholdings; or

Net Exercise	by delivery of a notice of “net exercise” to or as directed by the
Company, as a result of which you will receive (i) the number of shares underlying the portion of the Option being exercised less (ii) such number of shares as is equal to (A) the aggregate Grant Price for the portion of the Option being exercised divided by (B) the Fair Market
Value on the date of exercise.

The Committee can approve additional payment methods, including use of a fully or partially recourse promissory note, subject to any prohibitions of applicable law.

Clawback	If the Company’s Board of Directors or its Compensation Committee (the
“Committee”) determines, in its sole discretion, that you engaged in fraud or misconduct as a result of which or in connection with which the Company is required to or decides to restate its financials, the Committee may, in its sole discretion, impose any or all of the following:

Immediate expiration of the Option , whether vested or not, if granted within the first 12 months after issuance or filing of any financial statement that is being restated (the “Recovery Measurement Period”)

As to any exercised portion of the Option (to the extent, during the
Recovery Measurement Period, the Option is granted, vests, is exercised, or the purchased shares are sold), prompt payment to the
Company of any Option Gain. For purposes of this Agreement, the
“Option Gain” per share you received on exercise of options is for stock you have sold or transferred without sale, the greater of
(i) the Exercise Spread and (ii) the spread between the price at which you sold (or the fair market value on the date of other disposition of) the stock and the Grant Price paid, and

for stock you have retained, the greater of (i) Exercise Spread and (ii) the spread between the closing price on the date of the
Committee’s request for repayment and the Grant Price paid.

This remedy is in addition to any other remedies that the Company may have available in law or equity.

Payment is due in cash or cash equivalents within 10 days after the
Committee provides notice to you that it is enforcing this clawback.
Payment will be calculated on a gross basis, without reduction for taxes or commissions. The Company may, but is not required to, accept retransfer of shares in lieu of cash payments.

By accepting this Option, you agree that the Clawback section, as it may be amended from time to time without your further consent, applies to any nonqualified stock options or other equity compensation grants (with applicable modifications for the type of grant) you receive or received on or after March 15, 2010.

Withholding	Issuing the Option Shares is contingent on satisfaction of all obligations with respect to required tax or other required withholdings (for example, in the U.S.,
Federal, state, and local taxes). Except as provided in the Automatic Exercise section, the Company may take any action permitted under Section 11.9 of the
Plan to satisfy such obligation, including, if the Committee so determines, satisfying the tax obligations by (i) reducing the number of Option Shares to be issued to you in connection with any exercise of the Option by that number of
Option Shares (valued at their Fair Market Value on the date of exercise) that would equal all taxes required to be withheld (at their minimum withholding levels), (ii) accepting payment of the withholdings from a broker in connection with a Cashless Exercise of the Option or directly from you, or (iii) taking any other action under Section 11.9. If a fractional share remains after deduction for required withholding, the Company will pay you the value of the fraction in cash.

Compliance	You may not exercise the Option if the Company’s issuing stock upon such
with Law	exercise would violate any applicable Federal or state securities laws or other laws or regulations. You may not sell or otherwise dispose of the Option Shares in violation of applicable law. As part of this prohibition, you may not use the
Cashless Exercise methods if the Company’s insider trading policy then prohibits you from selling to the market.

Additional	The Company may postpone issuing and delivering any Option Shares for so
Conditions	long as the Company determines to be advisable to satisfy the following:
to Exercise

its completing or amending any securities registration or qualification of the Option Shares or its or your satisfying any exemption from registration under any Federal or state law, rule, or regulation;

its receiving proof it considers satisfactory that a person seeking to exercise the Option after your death is entitled to do so;

your complying with any requests for representations under the Plan;
and

your complying with any Federal, state, or local tax withholding obligations.

Additional	If you exercise the Option at a time when the Company does not have a current
Representations	registration statement (generally on Form S-8) under the Securities Act of 1933
from You	(the “Act”) that covers issuances of shares to you, you must comply with the following before the Company will issue the Option Shares to you. You must —

represent to the Company, in a manner satisfactory to the Company’s counsel, that you are acquiring the Option Shares for your own account and not with a view to reselling or distributing the Option Shares; and

agree that you will not sell, transfer, or otherwise dispose of the Option
Shares unless:

a registration statement under the Act is effective at the time of disposition with respect to the Option Shares you propose to sell, transfer, or otherwise dispose of; or

the Company has received an opinion of counsel or other
information and representations it considers satisfactory to the effect that, because of Rule 144 under the Act or otherwise, no registration under the Act is required.

No Effect on	Nothing in this Grant Agreement restricts the Company’s rights or those of any of
Employment	its affiliates to terminate your employment or other relationship at any time and
or Other	for any or no reason. The termination of employment or other relationship,
Relationship	whether by the Company or any of its affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under the
Plan and any applicable employment or severance agreement or plan.

Not a Stockholder	You understand and agree that the Company will not consider you a stockholder for any purpose with respect to any of the Option Shares until you have exercised the Option, paid for the shares, and received evidence of ownership.

No Effect on	You understand and agree that the existence of the Option will not affect in any
Running Business	way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the
Company’s capital structure or its business, or any merger or consolidation of the
Company, or any issuance of bonds, debentures, preferred or other stock, with preference ahead of or convertible into, or otherwise affecting the Company’s common stock or the rights thereof, or the dissolution or liquidation of the
Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether or not of a similar character to those described above.

Governing Law	The laws of the State of Delaware will govern all matters relating to the Option, without regard to the principles of conflict of laws.

Notices	Any notice you give to the Company must follow the procedures then in effect. If no other procedures apply, you must send your notice in writing by hand or by mail to the office of the Company’s Secretary (or to the Chair of the Committee if
you are then serving as the sole Secretary). If mailed, you should address it to the Company’s Secretary (or the Chair of the Committee) at the Company’s then corporate headquarters, unless the Company directs optionees to send notices to another corporate department or to a third party administrator or specifies another method of transmitting notice. The Company and the Committee will address any notices to you using its standard electronic communications methods or at your office or home address as reflected on the Company’s personnel or other business records. You and the Company may change the address for notice by like notice to the other, and the Company can also change the address for notice by general announcements to optionees.

Amendment	Subject to any required action by the Board or the stockholders of the Company, the Company may cancel the Option and provide a new Award in its place, provided that the Award so replaced will satisfy all of the requirements of the
Plan as of the date such new Award is made and no such action will adversely affect the Option to the extent then exercisable.

Plan Governs	Wherever a conflict may arise between the terms of this Grant Agreement and the terms of the Plan, the terms of the Plan will control. The Committee may adjust the number of Option Shares and the Grant Price and other terms of the
Option from time to time as the Plan provides.